Portfolio Performance & Characteristics

Focused on generating current income and an attractive risk-adjusted return

Distribution Rate[1]	Annualized Return Inception to Date[2]	First Lien Senior Secured	Floating Rate Investments
9.07%	10.94%	99.1%	99.9%

Investment Approach

- Fidelity Private Credit Fund seeks to generate attractive current income by originating *senior secured* loans to privately-owned companies.
- We focus on direct lending to private-equity owned, middle market companies with a strong cash flow profile and attractive growth prospects.
- Senior secured loans are positioned in the most protected level of the capital structure, potentially mitigating risk of loss.
- These loans have floating interest rates, also potentially reducing price volatility.

Illustrative Capital Structure for a Borrower


First
Priority of Payments
Last
Fidelity Direct Lending Focus
Senior Secured Debt
Unsecured & Junior Capital
Common Equity
Higher
Protection Against Loss
Lower

Portfolio Credit Metrics

Loan to Value	Senior Leverage	Interest Coverage	Yield to Average
37%	4.0X	2.4X	10.5%

Information provided herein is for discussion and illustrative purposes only and is not a recommendation or an offer or solicitation to buy or sell any security or for any investment advisory service. This sales and advertising literature is neither an offer to sell nor a solicitation of an offer to buy securities. An offering is made only by the prospectus. **This literature must be read in conjunction with the prospectus in order to fully understand all of the implications and risks of the offering of securities to which the prospectus relates. A copy of the prospectus must be made available to you in connection with any offering.** No offering is made except by a prospectus filed with the Department of Law of the State of New York. Neither the Securities and Exchange Commission, the Attorney-General of the State of New York nor any other state securities regulator has approved or disapproved of our securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

All portfolio data shown as of 09/30/25. [1]Annualized distribution rate is calculated by annualizing the current declared distribution and dividing by the last reported monthly net asset value. We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and we have no limits on the amounts we may pay from such sources. See the Fund's prospectus. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. The Fund will post notices regarding distributions subject to Section 19(a) of the investment Company Act of 1940, if applicable. [2]Fund Inception 3/13/2023. While our strategic focus is within the range indicated above, the fund may selectively make investments in companies outside this range. Past performance of an index is no guarantee of future results. An investment may be risky and may not be suitable for an investor's goals, objectives and risk tolerance. Investors should be aware that an investment's value may be volatile and any investment involves the risk that you may lose money. Loan to Value and Senior Leverage reflect the average at closing for directly originated loans. Interest Coverage is the pro-forma trailing 12-month ratio. Weighted average YTA based on spread + SOFR (Secured Overnight Funding Rate) of 4.4% and OID (Original Issue Discount) assuming a 3-year hold.

Philosophy and Process

- The broader Private Credit Fund team is led by a senior leadership team **that averages more than 20 years** of middle market credit experience.
- We strategically focus on **lending to companies in the core and traditional-middle markets*** while investing opportunistically in the upper-middle market.
- We prioritize **sourcing investments through trusted private equity sponsors,** that stand as reliable counterparties, offering experience in managing businesses and conducting high-quality due-diligence on potential investments.
- We construct the portfolio with investments that undergo a rigorous underwriting process utilizing a **bottom-up, fundamental investment approach**.
- We believe that proper loan documentation is important, and we seek to **negotiate effective structural features (covenants) to help protect capital** in the event a borrower experiences challenges.

Strategic Focus Across the Middle Market


Fidelity Direct Lending
Strategic Focus
Opportunistic Focus
High
Management Access
Limited
Material Financial Covenants
Documentation
Covenant-Lite
Lower
Leverage
Higher
Higher Spreads
Pricing
Lower Spreads
Fragmented Market
Competitive Dynamics
Concentrated Market
Traditional Middle Market
Upper Middle Market

Independent Fundamental Due Diligence

Underwrite the Owner
- Work with trusted sponsors who value our relationship; Maintain selectivity and assess track record

Underwrite the Company
- Thorough understanding of operations and ability to generate consistent, stable cash flow ensuring business can stand on its own

Underwrite the Industry
- Deep evaluation of market dynamics impacting industry, including in-depth communication with Fidelity's industry analysts

Validate the Investment Thesis
- Evaluate the sponsor's business plan for growth, analyze deal structure and legal docs and company's ability to service debt

*Core and traditional-middle market companies are those with earnings generally less than $75M. Earnings is generally defined as Earnings before interest, taxes and depreciation (EBITDA). **Past performance is no guarantee of future results.** The statements and opinions are subject to change at any time, based on markets and other conditions.

Performance as of 09/30/2025


Fidelity Private Credit Fund (Class I)
0.31%
1.80%
5.69%
9.02%
10.94%
1 Month
3 Month
YTD
1 Year
Since Inception*

Selected New Investments

Project Montrose
Advertising

Project Montrose is a specialized communications consulting firm that provides advocacy and strategic communication services to life sciences organizations. The company helps clients influence public policy by bringing stakeholders together and using its strong industry connections and specialized knowledge to help ensure their messages reach key decision makers. Project Montrose achieves high client retention in the growing life sciences advocacy sector, which is further supported by an attractive cash flow and margin profile.

Project Women's Health
Health Care Services

Project Women's Health acquires and operates a network of women's healthcare practices. The company provides core OB/GYN services, integrated ancillary offerings, and administrative support. The company's business model offers providers an alternative to hospital jobs, combining centralized business support with clinical autonomy. Most of its physicians also own a stake in the practice. Through M&A, the company has become a top-10 management services organizations in the OB/GYN market, with significant density in key regions to enhance its leverage in payor negotiations.

Project Velocity
Packaging Products & Materials

Project Velocity manufactures injection and blow-molded plastic products, serving blue-chip customers in the healthcare, food and beverage, and personal care markets. The company uses its expertise in both blow and injection molding, along with certified cleanroom capabilities, to handle critical applications. Project Velocity's established platform is well-positioned to benefit from vendor consolidation and reshoring trends within the healthcare industry. Its specialized capabilities and regulatory certifications create high barriers to entry and high switching costs for customers.

*Fund Inception 3/13/2023. • **Current performance may be higher or lower than that quoted. Visit fidcredit.com for most recent month-end performance. Performance data shown represents past performance and is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold.** • Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. All returns are derived from unaudited financial information and are net of all Fidelity Private Credit Fund (the Fund) expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The Adviser reimbursed a portion of the fund's expenses. Absent such reimbursement, returns would have been lower. Class I does not have upfront placement fees. See the Fund's prospectus for additional fee and expense details. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund which are estimates of fair value and form the basis for the Fund's NAV. Valuations based on unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.

Direct Lending Environment & Market Outlook

- Market sentiment improved significantly through the third quarter as stronger-than-expected U.S. economic results sparked a rebound in capital markets activity. This renewed optimism helped unlock the M&A market, which had slowed in the prior quarter. Q3 2025 was the busiest period for M&A this year, with deal values increasing 28% compared to the previous quarter. Activity throughout credit markets also surged, with volume rebounding sharply after tariff-related disruptions in the second quarter. While refinancings and repricings continued, the surge in M&A also provided much-needed supply to the market.
- The long-awaited first interest rate cut of 2025 materialized in September, as the U.S. Federal Reserve lowered its policy rate by 25 basis points to a range of 4.00%-4.25%. Chair Jerome Powell characterized the cut as "risk management," signaling the Fed's increased focus on softening in the labor market, even as inflation remains above its 2% target. Inflation, as measured by the headline Consumer Price Index (CPI), rose 3.0% for the 12 months ending September, up slightly from August's 2.9% reading. Despite this uptick, the Fed's actions suggest it is prioritizing employment over aggressively fighting inflation. Markets responded positively, with expectations of further easing before year-end, reinforced by a late-October quarter-point cut and hopes for another in December.
- The recent collapse of several large companies – including U.S. car parts supplier First Brands, subprime auto lender Tricolor and Broadband Telecom – has raised concerns about weak underwriting standards, which we highlighted last quarter. While headlines around these news events appear sensationalized in our view and appear to single out private credit, these situations are typically more complex and often involve meaningful financing from traditional banks. We are fortunate to have no exposure to these situations. We believe these events clearly highlight a core tenet of our philosophy: bigger is not always better. While we certainly believe these events serve as warning signals, we are unsure if it signifies much more, as defaults and losses remain low overall, and no scaled investor is infallible.
- Looking ahead, sustained strength in the U.S. economy, combined with recent central bank rate cuts and the possibility of further reductions, appears poised to boost demand for private credit. Lower policy rates benefit the private equity ecosystem – both equity and credit – in multiple ways. They support higher enterprise valuations, which should lead to more PE exits as sponsors seek to return capital to investors on aging portfolios. Lower rates also reduce borrowing costs, allowing portfolio companies to maintain higher leverage and potentially accelerate sponsor-backed M&A activity – both key drivers of private credit demand.
- In this environment, our commitment to a disciplined investment process remains unchanged. We believe that chasing yield at the expense of sound credit fundamentals is a losing proposition. Our approach continues to be grounded in the deep fundamental diligence that has been the hallmark of our firm. By focusing on companies with durable business models, leading the majority of our credit facilities, and structuring loans with strong covenant protections, we aim to generate compelling income while minimizing downside risk. This will not make us perfect investors, but we believe our disciplined approach is critical for navigating the evolving landscape and delivering attractive risk-adjusted returns over the long term – our sole focus.

Senior Investment Leadership Team



David Gaito
Head of Direct Lending
Co-Lead Portfolio Manager



Therese Icuss
Managing Director
Co-Lead Portfolio Manager



Jeffrey Scott
Managing Director
Co-Lead Portfolio Manager

Past performance is no guarantee of future results. The statements and opinions are subject to change at any time, based on markets and other conditions.

Key Portfolio Metrics & Investment Approach
Philosophy & Process
Performance & New Investments
Direct Lending Environment & Outlook
Performance Summary
Important Information

Performance Summary as of 09/30/2025

TOTAL NET RETURN (%)

Share Class		1-Month	3-month	YTD	1-Yr	3-Yr	5-Yr	Since Inception[1]
Class I		0.31%	1.80%	5.69%	9.02%	-	-	10.94%
Class S	No Upfront Placement Fee	0.24%	1.58%	4.93%	8.02%	-	-	9.25%
	With Upfront Placement Fee[2]	-3.27%	-1.97%	1.26%	4.24%	-	-	7.24%
Class D	No Upfront Placement Fee	0.29%	1.73%	5.49%	8.75%	-	-	9.95%
	With Upfront Placement Fee[2]	-1.21%	0.21%	3.91%	7.12%	-	-	9.09%

MONTHLY TOTAL NET RETURN (%)

		JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC
Class I	**2025**	1.11%	0.52%	0.08%	-0.20%	1.49%	0.77%	0.62%	0.85%	0.31%	-	-	-
	2024	0.86%	1.24%	0.30%	1.07%	1.05%	0.69%	0.66%	0.53%	0.95%	1.19%	1.19%	0.74%
	2023	-	-	1.26%	0.63%	0.66%	1.14%	0.83%	1.11%	1.32%	0.92%	0.93%	1.81%
Class S (No Upfront Placement Fee)	**2025**	1.03%	0.45%	-0.07%	-0.27%	1.42%	0.70%	0.55%	0.78%	0.24%	-	-	-
	2024	0.79%	1.17%	0.22%	1.00%	0.98%	0.62%	0.58%	0.46%	0.88%	1.12%	1.12%	0.67%
	2023	-	-	-	-	-	-	-	-	-	-	0.85%	1.74%
Class D (No Upfront Placement Fee)	**2025**	1.08%	0.50%	0.06%	-0.22%	1.47%	0.75%	0.60%	0.83%	0.29%	-	-	-
	2024	0.84%	1.22%	0.27%	1.05%	1.03%	0.67%	0.64%	0.51%	0.93%	1.17%	1.17%	0.72%
	2023	-	-	-	-	-	-	-	-	-	-	0.90%	1.79%

Past performance is no guarantee of future results. The statements and opinions are subject to change at any time, based on markets and other conditions.

All portfolio data shown as of 09/30/2025. [1]Fund Inception 3/13/2023. Past performance is no guarantee of future results. An investment may be risky and may not be suitable for an investor's goals, objectives and risk tolerance. Investors should be aware that an investment's value may be volatile and any investment involves the risk that you may lose money. Interest coverage is the pro-forma trailing 12-month ratio. [2]Assumes the maximum amount of upfront placement fees that selling agents may charge (1.5% Class D and 3.5% for Class S).

Fidelity INVESTMENTS

Important Information

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client's individual situation and reach out to an investment professional, if applicable.

This material does not take into account a client's particular investment objectives, financial situations, or needs and is not intended as a recommendation, offer, or solicitation for the purchase or sale of any product, security, or investment strategy.

Nothing discussed or suggested in these materials should be construed as permission to supersede or circumvent any of your specific firm's policies, procedures, rules, and guidelines.

Views expressed are through the end of the period stated and do not necessarily represent the views of Fidelity, its affiliates, or any non-Fidelity entity distributing this material. Views are subject to change at any time based upon market or other conditions and Fidelity disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a Fidelity fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any Fidelity fund. The securities mentioned are not necessarily holdings invested in by the portfolio manager(s) or FMR LLC. References to specific company securities should not be construed as recommendations or investment advice.

In general the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed income securities also carry inflation, credit, and default risks for both issuers and counterparties. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks, all of which are magnified in emerging markets. Lower-quality bonds can be more volatile and have greater risk of default than higher-quality bonds. The fund can invest in securities that may have a leveraging effect (such as derivatives and forward-settling securities) that may increase market exposure, magnify investment risks, and cause losses to be realized more quickly.

Diversification does not ensure a profit or guarantee against a loss.

Not NCUA or NCUSIF insured. May lose value. No credit union guarantee.

Fidelity Investments is an independent entity and is not affiliated with any non-Fidelity entities distributing this material.

This material must be preceded or accompanied by a current Fund prospectus. Please read it carefully before investing.

Fidelity Private Credit Fund is managed by Fidelity Diversified Solutions LLC, a registered investment adviser, and is offered by Fidelity Distributors Company LLC (FDC LLC), a registered broker-dealer.

Risk Factors

Investors should review the offering documents, including the description of risk factors contained in the Fund's Prospectus (the "Prospectus"), prior to making a decision to invest in the securities described herein. The Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, conflicts of interest and regulatory and tax matters. Any decision to invest in the securities described herein should be made after reviewing such Prospectus, conducting such investigations as the investor deems necessary and consulting the investor's own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the Fund.

- **There is no assurance that we will achieve our investment objective.**
- **An investment in our Common Shares may not be appropriate for all investors and is not designed to be a complete investment program.**
- **This is a "blind pool" offering and thus you will not have the opportunity to evaluate our investments before we make them.**
- **You should not expect to be able to sell your shares regardless of how we perform.**
- **You should consider that you may not have access to the money you invest for an extended period of time.**
- **We do not intend to list our shares on any securities exchange, and we do not expect a secondary market in our shares to develop.**
- **Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.**
- **We intend to implement a share repurchase program, but only a limited number of shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions.**
- **An investment in our Common Shares is not suitable for you if you need access to the money you invest.**
- **We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or return of capital, and we have no limits on the amounts we may pay from such sources.**
- **Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled.**
- **We use leverage, which will magnify the potential for loss on amounts invested in us.**
- **We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.**
- **We intend to invest primarily in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as "junk," have predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. They may also be illiquid and difficult to value.**

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